EXHIBIT 2

                             JOINT FILING AGREEMENT

          THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 19th day of February, 2004, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A. de C.V., Grupo Carso, S.A. de C.V., Grupo Financiero Inbursa, S.A. de C.V., Banco Inbursa S.A., Institucional de Banca Multiple, Grupo Financiero Inbursa, Division Fiduciaria, as Trustee of Trust No. F/0008 and Trust No. F/0395, Fundacion Telmex, A.C. and Asociacion Carso, A.C.

          Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Telefonos de Mexico, S.A. de C.V., a sociedad anonima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

         Carlos Slim Helu

         ----------------------------

         Carlos Slim Domit                     By: /s/ Eduardo Valdes Acra
                                                   ------------------------
         ----------------------------              Eduardo Valdes Acra
                                                   Attorney-in-Fact
         Marco Antonio Slim Domit                  February 19, 2004

         ----------------------------

         Patrick Slim Domit

         ----------------------------

         Maria Soumaya Slim Domit

         ----------------------------

         Vanessa Paola Slim Domit

         ----------------------------

         Johanna Monique Slim Domit

         ----------------------------

         CARSO GLOBAL
         TELECOM, S.A. DE C.V.

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact


         GRUPO CARSO, S.A. DE C.V.

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact


         GRUPO FINANCIERO
         INBURSA, S.A. DE C.V.

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         BANCO INBURSA S.A.,
         INSTITUCION DE BANCA
         MULTIPLE, GRUPO FINANCIERO
         INBURSA, DIVISION
         FIDUCIARIA, AS TRUSTEE
         OF TRUST NO. F/0008

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         BANCO INBURSA S.A.,
         INSTITUCION DE BANCA
         MULTIPLE, GRUPO FINANCIERO
         INBURSA, DIVISION
         FIDUCIARIA, AS TRUSTEE
         OF TRUST NO. F/0395

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         FUNDACION TELMEX, A.C.

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         ASOCIACION CARSO, A.C.

         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact